Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-231671 and 333-270678) and on Form S-8 (Nos. 333-199243 and 333-231672) of Distribution Solutions Group, Inc. of our report dated March 1, 2023, relating to the consolidated financial statements of HIS Company, Inc. and Subsidiaries, incorporated by reference in this Current Report on Form 8-K dated May 8, 2023.

/s/ WEAVER AND TIDWELL, L.L.P.

Houston, Texas

May 8, 2023